UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   November 25, 2009

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On November 25, 2009 (the “Notice Date”), Cephalon, Inc. (“Cephalon”) received a Paragraph IV certification notice letter (the “Notice Letter”) regarding an Abbreviated New Drug Application (“ANDA”) submitted to the U.S. Food and Drug Administration (the “FDA”) by Watson Laboratories, Inc. (“Watson”) requesting approval to market and sell a generic version of NUVIGIL® (armodafinil) Tablets [C-IV].

In the Notice Letter, Watson claims that U.S. Patent Nos. RE37,516  (“the ‘516 patent”), 7,297,346 (“the ‘346 patent”) and 7,132,570 (“the ‘570 patent”) issued to Cephalon are invalid, unenforceable and/or will not be infringed by Watson’s manufacture, use or sale of the products described in the ANDA. Cephalon has a three-year period of marketing exclusivity for NUVIGIL that extends until June 15, 2010. In addition, including the six-month pediatric extension, the ‘516 Patent, the ‘346 Patent, and the ‘570 Patent expire on April 6, 2015, May 29, 2024, and June 18, 2024, respectively. The Notice Letter does not challenge Orange Book-listed U.S. Patent No. 4,927,855 (the “‘855 Patent”), which provides additional protection until October 22, 2010, the expiration date of the ‘855 Patent.

Cephalon is currently reviewing the Notice Letter. By statute, if Cephalon initiates a patent infringement lawsuit against Watson within 45 days of the Notice Date, then the FDA would be automatically precluded from approving Watson’s ANDA until the earlier of entry of a district court decision finding the patents invalid or not infringed or 30 months from the Notice Date.

As disclosed in Cephalon’s Current Reports on Form 8-K filed October 22, 2009 and November 4, 2009, Cephalon previously received Paragraph IV certification notice letters relating to ANDAs submitted to the FDA by each of Teva Pharmaceuticals USA, Inc., Actavis Pharma Manufacturing Pvt Ltd. (by and through its agent Actavis Inc.) and Mylan Pharmaceuticals, Inc. requesting approval to market and sell a generic version of NUVIGIL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: December 2, 2009	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President and General Counsel